                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 2)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              TORBAY HOLDINGS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:_________________________________________________

2) Form, Schedule or Registration Statement No.:___________________________

3) Filing Party:___________________________________________________________

4) Date Filed:_____________________________________________________________

                              TORBAY HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held ON *, 2003

To the shareholders of TORBAY HOLDINGS, Inc.:

         You are cordially invited to attend the Annual Meeting of Shareholders of Torbay Holdings, Inc. (the "Company"), which will be held at * , on *, 2003, at * a.m., to consider and act upon the following matters:

(1) To elect a board of three directors to hold office until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified;

(2) To approve an amendment to our Articles of Incorporation to increase the number of our authorized shares from 120,000,000 (100,000,000 of common stock and 20,000,000 of preferred stock) to 520,000,000 (500,000,000 of common stock and 20,000,000 of preferred stock);

(3) To ratify the selection of Weinberg & Company, P.A. as our auditors for the fiscal year ending December 31, 2003; and

(4) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed *, 2003 as the record date for this Annual Meeting. Only shareholders of record at the close of business *, 2003 will be entitled to notice of and to vote at this Annual Meeting and at any adjournments thereof.

You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope.

You may also vote in person at the annual meeting, even if you use the option set forth above.

A notice of a shareholder proposal submitted outside the processes of Rule 14a-8 is considered untimely if it is not received by the Company within a reasonable amount of time prior to mailing of the proxy materials.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy, a copy of our annual report to shareholders and our most recent quarterly report. Our annual and quarterly reports are not a part of this proxy statement.

                                 By Order of the Board of Directors


                                 Alexander Gordon Lane
                                 Chairman of the Board and Acting Secretary

4 Mulford Place, Suite 2G,
Hempstead, NY 11550
(516) 292-2023
* , 2003

                              TORBAY HOLDINGS, INC.
                           4 Mulford Place, Suite 2G,
                               Hempstead, NY 11550
                                ----------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON *, 2003

General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Torbay Holdings, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at *, 2003 , on * , at * a.m., and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying Proxy will be mailed on or about *, 2003 to all shareholders entitled to vote at the Annual Meeting.

Voting by Proxy

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose.

If you return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

         If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

         o        "FOR" the election of all of our nominees for directors;
         o "FOR" the amendment to our Articles of Incorporation to increase the number of our authorized shares from 120,000,000 (100,000,000 of common stock and 20,000,000 of preferred stock) to 520,000,000 (500,000,000 of common stock and
                  20,000,000 of preferred stock); and
         o "FOR" the ratification of Weinberg & Company, P.A. as our auditors for the fiscal year ending December 31, 2003.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Solicitation of Proxies

         We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. The original solicitation of Proxies by mail may be supplemented by solicitation in person, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees. Our officers and employees will not receive any additional compensation for soliciting proxies.

Voting Rights and Outstanding Shares

         The Board of Directors has fixed the close of business on *, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date,
* shares of our common stock, $.0001 par value, were issued and outstanding. You are entitled to one vote for each share of common stock you hold. Except as described herein, no preemptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof.

         The representation, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. All Proxies that are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on, except as noted below. An abstention from voting or a broker non-vote will be used for the purpose of establishing a quorum, but will not be counted in the voting process. All Proxies that are properly completed, signed and returned to the Company before the Annual Meeting, and that have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve proposals 1 and 3. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to approve proposal 2. As of the record date, our officers and directors held of record or beneficially * shares (not including options to buy
* shares that are currently exercisable at prices above the market price of the shares) or * % of our issued and outstanding common stock. Our officers and directors have indicated their intention to vote "for" each of the proposals described in this Proxy Statement.

Revocation of Proxies

          You may revoke your Proxy at any time before it is voted either by filing with the Secretary of the Company, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote your shares in person. Our principal executive offices are located at 4 Mulford Place, Suite 2G, Hempstead, NY 11550.

Dissenter's Right of Appraisal

No action will be taken in connection with the proposals by our board of directors or the voting shareholders for which Delaware law, our articles of incorporation or bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.

Shareholder Proposals

         The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act") is June 15, 2004. The deadline for submitting a shareholder proposal that is not to be included in such proxy statement and proxy is also June 15, 2004. If a shareholder proposal is received after June 15, 2004, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2004 Annual Meeting of Shareholders.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         In accordance with our bylaws, the Board of Directors has fixed the number of our directors at three. All three directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. The Board of Directors proposes the election of the nominees named below, each of whom is currently a member of our Board of Directors previously elected by shareholders. There is no cumulative voting for the election of directors.

         Unless authorization to do so is withheld, proxies received will be voted FOR the three nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY.

         The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

        Name                  Age            Position
-------------------------    -----    -----------------------
Alexander Gordon Lane          61     Chairman, Director and acting Secretary

William Thomas Large           48     Chief Executive Officer, President and
                                      Director

Thomas A. Marchant             57     Director


         All directors hold office until the next annual meeting of shareholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. Directors do not receive cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. Alexander Lane and William Large, who comprise the Company's management team, each spend approximately 45 to 70 hours per week on Company business. In addition, Mr. Lane is the only member of the Company's audit, compensation and nominating/governance committees.

Principal Occupations of Each Director

         Alexander Gordon Lane, 59, our Secretary and a Director, has served in such capacities since October 1999. Mr. Lane has been a Financial Consultant since 1998 and continues in such capacity. Mr. Lane has been in the financial services business for over 30 years. From 1976 to 1983 he served as Treasurer of Grindlays Bank PLCC, New York, and in 1983 he was a founding member of International Money Brokers which was acquired by Traditional North America. From 1993 to 1998, he was a principal of Intercontinental Exchange Partners, New York, as a capital markets broker in the interest and foreign exchange areas. Mr. Lane has an aeronautics degree from Wandsworth Technical College in London.

         William Thomas Large, 46, has served as our President and Chief Executive Officer since September 2000 and as our Director and as a Chief Executive Officer of Designer Appliances since October 1998. From October 1996 until October 1998, Mr. Large was Chairman, Chief Executive Officer, a Director and a major shareholder of DeltaTheta Ltd., a heating and cooling technology company in Cheshire, England. From February 1997 until September 1999, Mr. Large also served as a director of DeltaMonitor Ltd, a medical devices company in Cheshire, England. From December 1996 until June 1997, Mr. Large also served as a director of SoundAlert Ltd, a company that manufactured emergency vehicle sirens. From September 1994 until July 1996, Mr. Large was a Director of AromaScan plc, a publicly listed instrumentation and technology company in Cheshire, England. Mr. Large graduated from Manchester Metropolitan University, in Manchester, England, and is the author or co-author of eight articles and two books relating to biochemical analysis.

         Thomas A. Marchant, joined us as a director in October 2002. Mr. Marchant joined Ford Motor Company in 1985 as Financial Sales Manager of Ford Credit Canada. Mr. Marchant directed a sales and marketing operation to institutional investors in the Commercial Paper and Medium Term Note Markets. In 1991 Mr. Marchant transferred to Ford World Headquarters in Dearborn, Michigan and assumed responsibility for consolidation and launch of the Canadian Treasury funding operation. Mr. Marchant's current responsibility is the funding of the Company's British, European and Canadian operations in the short-term capital markets. Prior to joining Ford, Mr. Marchant held significant positions with Greenshields Incorporated, one of Canada's foremost investment banking firms, First National Bank of Chicago, Grindlays Bank and Merrill Lynch.

Meetings

         The Board of Directors has one regularly scheduled meeting each year, immediately after and at the same place as the annual meeting of shareholders. Additional meetings may be called as the need arises. During the 2002 fiscal year, the Board of Directors held four meetings. All of the members of the Board of Directors were present at each meeting.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth a summary for the fiscal years ended, of the cash and non-cash compensation awarded, paid or accrued by us to our President and our most highly compensated officers other than the CEO, who served in such capacities at the end of fiscal 2002 (collectively, the "Named Executive Officers"). No other of our executive officers earned in excess of $100,000 in total annual salary.


Name and Principal                                               All Other
Positions                          Year   Salary($)  Bonus($)   Compensation($)
-------------------------------   ------  -------------------------------------

William Thomas Large              2002    47,663.60
Chief Executive Officer           2001     (1)           --          --
                                  2000    96,990.00

Alexander Gordon Lane             2002    28,696.50
                                  2001     --            --          --
                                  2000     --            --          --

(1) Mr. Large is eligible for a performance-related bonus of up to 100% of his annual salary. In 2001 we issued 1,200,000 shares of common stock valued at $.10 per share to Mr. Large. We also paid to Mr. Large $30,815 in the form of Directors compensation.

Employment Agreements

         We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding beneficial ownership of our common stock as of December 9, 2003:


         o by each person who is known by us to beneficially own more than 5% of our common stock;
         o        by each of our officers and directors; and
         o        by all of our officers and directors as a group.




                                                Amount and Nature       Percent
                                                      Of                  of
                             Position with        Beneficial            Common
Stock Name and Address      Torbay Holdings       Ownership (1)       Outstanding (2)
-----------------------------------------------------------------------------------

Alexander Gordon Lane          Secretary, Director    982,777               1.35%
4 Milford Place

Hempstead, New York 11550


William Thomas Large           President, Chief     8,932,915(3)           12.27%
c/o 91 Tulip Avenue            Executive Officer
Lily Building., Apt. A4        and Director

Floral Park, NY 11001


Thomas A. Marchant             Director               602,353               0.83%
c/o Torbay Holdings, Inc.
4 Milford Place

Hempstead, New York 11550


All Directors and Executive Officers                10,518,045(2)          14.45%
as a Group (3 persons)




(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 23, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.


(2) Percentage based on 72,789,155 shares of common stock outstanding.


(3) Includes 120,000 shares of common stock owned by Mr. Large's minor children.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
         Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of copies of reports furnished to us and certain written representations, during the fiscal year ended December 31, 2002 and prior fiscal years ended December 31, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with in so far that there were no late reports, all transactions were reported on a timely basis and there were no known failures to file a required form.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Gordon Lane, our Chairman, loaned to the Company an amount of $45,310. On March 26, 2002, he converted a portion of such loan into 297,063 shares of restricted common stock. Additionally, our President, Thomas Large, purchased 333,333 shares of our restricted common stock during 2002 for an aggregate purchase price of $40,000.

         In 2001, we issued 2,200,000 shares of our common stock, valued at $.10 per share, to Mr. Large. We also paid to Mr. Large $30,815 in the form of Director's compensation.

         In July 2002, we sold 562,353 shares of the Company's common stock to Mr. Thomas A. Marchant, now a director of our company, at a purchase price of $.085 per share for an aggregate purchase price of $47,800.

          In October 2002, we issued 571,249 shares of our common stock to William Thomas Large and 285,714 shares to Alexander Gordon Lane for services rendered. Such restricted shares were valued at $.21 per share.

                                   PROPOSAL 2
  APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES FROM 120,000,000 (100,000,000 of common stock and 20,000,000 of preferred stock) to 520,000,000 (500,000,000 of common stock and
                         20,000,000 of preferred stock)

         On August 1, 2003, the Board of Directors authorized an amendment to our Certificate of Incorporation to increase the number of our authorized shares. Subject to shareholder approval, Article Four would be amended to read as follows and would be filed with the Delaware Secretary of State:

                                  "ARTICLE FOUR

                                     Shares

                  The total number of shares of stock which the Corporation shall have authority to issue is 520,000,000 shares, consisting of 500,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share.

                  The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  A. The number of shares constituting that series and the distinctive designation of that series;

                  B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

                  C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  D. Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  H. Any other relative rights, preferences and limitations of that series."

         As of the Record Date, a total of * shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding. The increase in authorized common stock will be used for issuance of common stock underlying convertible debentures that may be converted into an estimated 33,000,000 shares of common stock as of July 29, 2003. The increase in authorized common stock will also be used for issuance of common stock underlying outstanding warrants to purchase an estimated 1,250,000 shares of common stock. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures, or the convertible debentures that we are committed to issue, may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The following is a description of our current financings:

May 2002 Financing

         We entered into a Securities Purchase Agreement on May 15, 2002, with several institutional investors for the sale of our 12% secured convertible debentures in the principal amount of $500,000 and we also issued warrants to purchase an aggregate of up to 750,000 shares of our common stock. The terms of the convertible debentures provide for full payment on or before November 14, 2003, with interest of 12% per annum. The debentures may be converted at any time at the lesser of (i) $.05 or (ii) 50% of the average of the lowest three
(3) trading prices during the 20 trading days immediately prior to the date the conversion notice is sent. The warrants entitle each investor to purchase shares of our common stock at a price equal to $.05 per share.

April 2003 Financing

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 16, 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 500,000 shares of our common stock. The investors have provided us with an aggregate of $250,000 as follows:

        o        $50,000 was disbursed on April 16, 2003;

        o        $25,000 was disbursed on May 13, 2003;

        o        $35,000 was disbursed on June 20, 2003; and

        o        $140,000 was disbursed on July 18, 2003.

         Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         Each of the above investors have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates on a combined basis after such conversion or exercise does not exceed 4.90% of the then issued and outstanding shares of common stock. As a result, the investors together cannot hold shares of common stock that exceeds 4.90% of the then issued and outstanding shares of common stock.

         As of September 24, 2003, approximately $338,850 principal amount of secured convertible debentures were issued and outstanding pursuant to the Securities Purchase Agreement dated May 2002 and $207,000 principal amount of secured convertible debentures were issued and outstanding pursuant to the Securities Purchase Agreement dated April 2003. The debentures are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the then current conversion price. If converted on September 24, 2003, all of our outstanding debentures would have been convertible into approximately 109,170,000 shares of common stock, but this number of shares could prove to be significantly greater in the event of a decrease in the trading price of the common stock. Common stockholders could therefore experience substantial dilution of their investment upon conversion of the debentures.

         The convertible debentures are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the debenture holders convert and sell material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The debenture holders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the debenture holders may ultimately convert and sell the full amount issuable on conversion. Although all of the debenture holders combined may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the debenture holders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the debenture holders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.


         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the average of the three lowest intraday trading prices for our common stock during the 20 trading days preceding December 8, 2003 of $0.01.


                                                    Number            % of
         % Below    Price Per    With Discount      of Shares      Outstanding
         Market        Share        at 50%          Issuable           Stock
         ------        -----        ------          --------           -----

         25%         $.0075         $.0038          145,560,000      68.88%
         50%         $.0050         $.0025          218,340,000      76.86%
         75%         $.0025         $.0013          436,680,000      86.91%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing shareholders.

         Any event of default could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

          As of September 30, 2003, the Company's secured convertible debentures as described above, were outstanding as follows:

                                                                                              Warrants
                                                                                             Issued in
                                                                                             Connection
                                         Issued                                                 with
                                       Convertible    Principal    Principal     Accrued    Convertible
Date of Issuance   Date of Maturity     Debenture     Redeemed    Amount Due    Interest     Debenture
----------------- ------------------- -------------- ------------ ------------ ------------ -------------
First Issuance                        $500,000       $164,500     $335,500     $62,244      750,000
---------------
11/14/03
 (May 2002)

Second                      4/16/04    250,000           55,900     194,500     7,011       500,000
-------
Issuance
 (April 2003)

                                      -------------- ------------ ------------ ------------ -------------
                   Total              750,000        220,400      530,000      69,255       1,250,000
                                      -------------- ------------ ------------ ------------ -------------


Warrants Issued in March 2000

         In connection with a $50,000 note received in March 2000, the Company issued 50,000 warrants, which are exercisable into 50,000 shares of common stock at an exercise price of $1.75 per share.

Preferred Stock

         In July 2001, the Company entered into a purchase agreement with two individuals who held the intellectual property rights, software and know-how to a computer mouse known as the "QUILL". Under the terms of the agreement, the Company acquired all of the sellers' rights, title and interest in the QUILL in exchange for 220,000 Series 1 convertible preferred shares. Further, in January 2002, an additional 200,000 shares of Series 1 convertible preferred shares were issued upon the Company receiving an approval for the United Kingdom patent rights to the QUILL. These preferred shares will convert 1:10 into 4,200,000 shares of common stock upon the QUILL generating $1,000,000 net profit after tax averaged over four fiscal quarters within five years from the signing of the agreement. However, if the $1,000,000 net profit requirement is not met within five years from the signing of the agreement, then these preferred shares will convert 1:1 into 420,000 shares of common stock.

Warrants Issued in October 2002

         On October 17, 2002, the Company authorized the issuance of an option to a consultant to purchase up to 100,000 common shares at $.21 per share exercisable after one year and expiring after three years.

Warrants Issued to Thomas A. Marchant

         On October 29, 2002, the Company elected Mr. Marchant as a new non-executive member to the Company's Board of Directors. In connection with this election, the Company granted Mr. Marchant a one-year option exercisable immediately to purchase up to 588,235 restricted shares of the Company's common stock at $.085 per share. As of September 24, 2003, Mr. Marchant has exercised 562,353 warrants and, as a result, only 25,882 warrants remain outstanding.

         The following is a tabular summary of the Company's above described commitments to issue common stock:

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                  Shares of Common
       Type of Security              Date of Issuance              Stock Issuable               Exercise Price
------------------------------- ---------------------------- ---------------------------- ----------------------------
Warrants                        March 2000                   50,000                       $1.75
------------------------------- ---------------------------- ---------------------------- ----------------------------
Preferred Stock                 July 2001                    See Footnote 1               See Footnote 1
------------------------------- ---------------------------- ---------------------------- ----------------------------
Warrants                        October 17, 2002             100,000                      $0.21
------------------------------- ---------------------------- ---------------------------- ----------------------------
Warrants                        October 29, 2002             25,882                       $0.085
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) The preferred shares will convert 1:10 into 4,200,000 shares of common stock upon the QUILL generating $1,000,000 net profit after tax averaged over four fiscal quarters within five years from the signing of the agreement. However, if the $1,000,000 net profit requirement is not met within five years from the signing of the agreement, then these preferred shares will convert 1:1 into 420,000 shares of common stock.


         Shareholder approval of the amendment to our Certificate of Incorporation would mean that we would have more shares of common stock available for issuance. Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders. If our shareholders fail to approve this proposal, we may not be able to meet our obligations under the financings described in this Proposal 2 and will be in default pursuant to the terms of those agreements. Management of the Company believes that it is highly likely that such default would require the Company to repay the amount borrowed pursuant to those agreements, including interest and penalties, which would cause the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

         The Board of Directors unanimously recommends that you vote "FOR" Proposal 2.

                                   PROPOSAL 3
                      RATIFICATION OF SELECTION OF AUDITORS

         Our independent auditors for the year ended December 31, 2002 were Weinberg & Company, P.A. independent public accountants. The Board of Directors has also selected Weinberg & Company, P.A. to serve as our auditors for the fiscal year ending December 31, 2003. Representatives of Weinberg & Company, P.A. are not expected to be present at the Annual Meeting.

Audit Fees

         The aggregate fees paid to Weinberg & Company, P.A. for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and review of the financial statements included in our Form 10-QSBs for the fiscal year totaled $45,027.

Financial Information Systems Design and Implementation Fees

         During the fiscal year ended December 31, 2002, no fees were billed for professional services related to financial information systems design and implementation by Weinberg & Company, P.A.

All Other Fees

         During the fiscal year ended December 31, 2002, the company paid to Weinberg & Company, P.A., $29,455 in connection with the review of its registration statements and response to SEC comment letters.


Audit Committee


         The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.



         The Board of Directors unanimously recommends that you vote "FOR" Proposal 3.


                           ANNUAL AND QUARTERLY REPORT

         Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, as filed with the SEC, excluding exhibits, are being mailed to shareholders with this Proxy Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB free of charge to any shareholder upon written request to the Company at 4 Mulford Place, Suite 2G, Hempstead, NY 11550. The Annual Report and Quarterly Report are not incorporated in, and are not a part of, this Proxy Statement and is not proxy-soliciting material. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.


                                  OTHER MATTERS
         The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying Proxy will have discretionary authority to vote all proxies in accordance with their best judgment with respect to such matters.


Hempstead, NY                           By Order of the Board of Directors
* , 2003

                                 [Form of Proxy]

                              Torbay Holdings, INC.
                           4 Mulford Place, Suite 2G,
                               Hempstead, NY 11550

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned, as a shareholder of common stock of Torbay Holdings, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the notice of the shareholders meeting to be held on * , at
* a.m., at _______________, and hereby further revokes all previous proxies and appoints Alexander Gordon Lane as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to hold office until the 2004 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

                              Alexander Gordon Lane
                              William Thomas Large
                               Thomas A. Marchant

          [   ] AUTHORITY GRANTED to vote for         [   ] AUTHORITY WITHHELD to vote for
              nominees listed above, except as            all nominees listed above.
              indicated to the contrary below.


     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                   -------------------------------------------


(2) To approve an amendment to our Articles of Incorporation to increase the number of our authorized shares from 120,000,000 (100,000,000 of common stock and 20,000,000 of preferred stock) to 500,000,000
          (500,000,000 of common stock and 20,000,000 of preferred stock).

         [   ] FOR                          [   ] AGAINST                                [   ] ABSTAIN

(3) The ratification of the selection of Weinberg & Company, P.A., as the Company's auditors for the fiscal year ending December 31, 2003.

         [   ] FOR                          [   ] AGAINST                                [   ] ABSTAIN

The shares represented by this proxy will be voted as directed by the shareholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals (2) and (3). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Shareholders for fiscal year ended December 31, 2002.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

The shares represented by this proxy will be voted as you have indicated above. If no indication has been made, the shares represented by this proxy will be voted for the above nominees and in favor of such proposals, and as said proxy deems advisable on such other business as may properly come before this meeting.

                         Dated:  __________________________, 2003


                         _________________________________________
                         (Signature)


                         _________________________________________
                         (Signature of joint owner or additional trustee)

                         Sign exactly as your name appears on your share certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TORBAY HOLDINGS, INC.

         The undersigned, being the Chief Executive Officer and Secretary of TORBAY HOLDINGS, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

         1. The name of the Corporation (hereinafter referred to as the "Corporation") is Torbay Holdings, Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was March 24, 1999. The date of the filing of the First Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was July 14, 1999.

         2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

                                  "ARTICLE FOUR

                                     Shares

                  The total number of shares of stock which the Corporation shall have authority to issue is 520,000,000 shares, consisting of 500,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share.

                  The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  A. The number of shares constituting that series and the distinctive designation of that series;

                  B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

                  C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  D. Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  H. Any other relative rights, preferences and limitations of that series."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by William T. Large, its Chief Executive Officer, and Alexander G. Lane, its Secretary, this ___ day of _____, 2003.

                               TORBAY HOLDINGS,  INC.


                               By:_______________________________
                                    William T. Large, Chief Executive Officer


                               By:_______________________________
                                     Alexander G. Lane, Secretary